Exhibit 99.1

TransDigm Group Reports Record Fiscal 2009 Second Quarter Results

Cleveland, Ohio, May 5, 2009/PRNewswire-FirstCall/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fiscal second quarter ended March 28, 2009. Highlights for the second quarter include:

•	Earnings per share up 25.0% to $0.80 from $0.64

•	Net sales up 10.1% to $193.0 million from $175.3 million

•	Net income up 25.3% to $40.3 million from $32.2 million

•	Adjusted earnings per share up 25.0% to $0.85 from $0.68

•	EBITDA As Defined up 16.6% to $94.4 million from $81.0 million

•	EBITDA As Defined Margin up 270 basis points to 48.9%

Net sales for the quarter rose 10.1% to $193.0 million from $175.3 million in the comparable quarter a year ago due to the acquisitions of CEF Industries, Unison Industries ignition product line and Aircraft Parts Corporation (“APC”) partially offset by a 1.5% decline in organic net sales.

Net income for the quarter rose 25.3% to $40.3 million, or $0.80 per share, compared with $32.2 million, or $0.64 per share, in the comparable quarter a year ago. This increase in net income of $8.1 million reflects the net sales growth, improvements in operating margins resulting from the strength of our proprietary products, productivity gains from continued cost reduction initiatives, favorable product mix, and a decrease in interest expense. Partially offsetting these factors was an increase in amortization expense and a higher effective tax rate.

Adjusted net income for the quarter increased 25.8% to $42.7 million, or $0.85 per share, from $33.9 million, or $0.68 per share, in the comparable quarter a year ago. Adjusted net income for the current quarter excludes $2.4 million, net of tax, or $0.05 per share, of non-cash compensation costs and acquisition-related expenses. Adjusted net income for the prior-year quarter excluded $1.7 million, net of tax, or $0.04 per share, of non-cash compensation costs and acquisition-related expenses.

EBITDA for the quarter increased 16.4% to $91.7 million from $78.8 million for the comparable quarter a year ago. EBITDA As Defined for the quarter also increased 16.6% to

$94.4 million from $81.0 million for the comparable quarter a year ago. EBITDA As Defined Margin for the quarter increased 270 basis points to 48.9%.

“Despite an increasingly difficult global economic and aerospace market environment, we are pleased with our company’s performance in both the fiscal second quarter and year-to-date periods. Both periods benefited from recent acquisitions. The 10% increase in revenues and almost 17% increase in EBITDA As Defined versus the prior year quarter emphasize the stability and strength of our value-based business model,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “On a quarter and year-to-date basis, commercial OEM sales declined as a result of both the Boeing strike and the beginning of the business jet production rate cuts, while commercial aftermarket sales were off modestly. Those declines were again offset by strong defense sales. Thanks to both a slightly favorable sales mix as well as our consistent value-based operating strategy, we saw growth in both organic and acquired EBITDA As Defined as well as continued strong EBITDA As Defined margins.”

Year-to-Date Results

Net sales for the 26-week period ended March 28, 2009 were $374.3 million, a 10.6% increase over net sales of $338.4 million in the comparable period last year. Nearly all of this increase was due to recent acquisitions, with organic growth contributing 0.6%.

Net income for the 26-week period increased 35.1% to $79.9 million, or $1.59 per share, from $59.1 million, or $1.18 per share, in the comparable period a year ago. The increase of $20.8 million reflects the net sales growth, improvements in operating margins resulting from the strength of our proprietary products, productivity gains from continued cost reduction initiatives, favorable product mix, and a decrease in interest expense and research and development costs.

Adjusted net income for the 26-week period increased 33.1% to $83.9 million, or $1.67 per share, from $63.0 million, or $1.26 per share, in the comparable period a year ago. Adjusted net income in the current year-to-date period excludes $2.2 million of acquisition-related costs, net of tax, or $0.04 per share, and $1.8 million of certain non-cash compensation-related expenses, net of tax, or $0.04 per share. Adjusted net income in the prior year-to-date period excluded $1.8 million of acquisition-related costs, net of tax, or $0.04 per share, and $2.1 million of certain non-cash compensation-related expenses, net of tax, or $0.04 per share.

EBITDA for the 26-week period increased 19.1% to $181.3 million compared with $152.2 million for the comparable period a year ago. EBITDA As Defined for the period increased 18.5% to $185.9 million from $156.8 million for the comparable period a year ago. EBITDA As Defined Margin for the period increased 340 basis points to 49.7% over the same period a year ago.

During the 26-week period, the Company purchased 494,100 shares of the Company’s common stock on the open market for approximately $15.2 million, which included 110,500 shares purchased during the second quarter. At March 28, 2009, the Company had remaining authorization to purchase $34.8 million of additional shares.

Revision to Fiscal 2009 Outlook

Mr. Howley continued, “The Company is revising full year fiscal 2009 guidance by modestly increasing the lower end of our earnings range to reflect the strong margins experienced in the first half of the year, while slightly reducing our revenue expectation. Our organic revenue growth will remain a challenge in this difficult economic cycle, but the combination of our focused operating processes and recent acquisitions should allow us to see both organic and acquired growth in our full year earnings.”

Based upon current market conditions and assuming no further acquisition activity, the revised guidance is as follows:

•	Revenues are anticipated in the range of $750 million to $765 million (previously in the range of $758 million to $783 million) compared with $714 million in fiscal 2008;

•	Net income is anticipated in the range of $152 million to $158 million (previously in the range of $149 million to $158 million) compared with $133 million in fiscal 2008;

•	EBITDA As Defined is anticipated in the range of $363 million to $372 million (previously in the range of $359 million to $372 million) compared with $333 million in fiscal 2008;

•

Earnings per share are expected to be in the range of $3.01 to $3.13 per share (previously in the range of $2.96 to $3.13 per share) compared with $2.65 in fiscal 2008. Weighted-average shares outstanding are assumed to be 50.4 million; and

•	Adjusted earnings per share are expected to be in the range of $3.19 to $3.31 per share (previously in the range of $3.14 to $3.31 per share) compared with $2.79 in fiscal 2008.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income and a reconciliation of operating cash flow to EBITDA and EBITDA As Defined for the periods discussed in this press release.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on May 5, 2009, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 510-0712 and enter the pass code 97030813. International callers should dial (617) 597-5380 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 83997377. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/ electromechanical actuators and controls, ignition systems and components, gear pumps, specialized valves, engineered connectors, power conditioning devices, specialized fluorescent lighting and AC/DC electric motors, aircraft audio systems, engineered latches and cockpit security devices, lavatory hardware and components, hold open rods and locking devices, specialized cockpit displays, elastomers, NiCad batteries/chargers, and starter generators and related components.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, acquisition-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, acquisition-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance and management team in connection with employee incentive programs and the preparation of its annual budget and financial projections. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management and our investors use adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning. Specifically, statements contained under the heading “Revision to Fiscal 2009 Outlook” constitute forward-looking statements.

All forward-looking statements involve risks and uncertainties that could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: a decrease in flight hours and our customers’ profitability, both of which are impacted by general economic conditions; future terrorist attacks; our substantial indebtedness; our reliance on certain customers; our fixed price contracts; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; the pricing review to which certain of our divisions and subsidiaries have been subject; failure to complete or successfully integrate acquisitions; future sales of common stock in the market caused by the substantial amount of stock held by affiliates; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Sean Maroney
Investor Relations
(216) 706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED

MARCH 28, 2009 AND MARCH 29, 2008

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 28, 2009	March 29, 2008	March 28, 2009	March 29, 2008
NET SALES	$193,047	$175,285	$374,323	$338,421

COST OF SALES	84,236	81,366	161,224	156,410

GROSS PROFIT	108,811	93,919	213,099	182,011

OPERATING EXPENSES:
Selling and administrative	20,412	18,360	38,588	36,232
Amortization of intangibles	3,625	2,783	6,849	6,094

Total operating expenses	24,037	21,143	45,437	42,326

INCOME FROM OPERATIONS	84,774	72,776	167,662	139,685

INTEREST EXPENSE - Net	21,640	24,015	43,622	48,522

INCOME BEFORE INCOME TAXES	63,134	48,761	124,040	91,163

INCOME TAX PROVISION	22,830	16,591	44,137	32,025

NET INCOME	$40,304	$32,170	$79,903	$59,138

Net Earnings Per Share:
Basic	$0.84	$0.68	$1.65	$1.25
Diluted	$0.80	$0.64	$1.59	$1.18

Weighted-Average Shares Outstanding:
Basic	48,261	47,605	48,429	47,415
Diluted	50,217	50,037	50,373	49,952

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED

MARCH 28, 2009 AND MARCH 29, 2008

(Amounts in thousands)

(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 28, 2009	March 29, 2008	March 28, 2009	March 29, 2008
Net Income	$40,304	$32,170	$79,903	$59,138

Depreciation and amortization	6,888	6,001	13,601	12,494
Interest expense, net	21,640	24,015	43,622	48,522
Income tax provision	22,830	16,591	44,137	32,025

EBITDA	91,662	78,777	181,263	152,179

Add: As Defined Adjustments:

Non-cash compensation and deferred compensation costs (1)	1,695	1,566	2,789	3,292
Acquisition-related costs (2)	1,022	625	1,839	1,352

Gross Adjustments to EBITDA	2,717	2,191	4,628	4,644

EBITDA As Defined	$94,379	$80,968	$185,891	$156,823

EBITDA As Defined Margin(3)	48.9%	46.2%	49.7%	46.3%

(1)	Represents the compensation expense recognized by TransDigm Group under its stock plans and its deferred compensation plans.
(2)

Represents costs incurred to integrate acquired businesses into TransDigm Group’s operations and purchase accounting adjustments to inventory that were charged to cost of sales when the inventory was sold.

(3)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED

MARCH 28, 2009 AND MARCH 29, 2008

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 28, 2009	March 29, 2008	March 28, 2009	March 29, 2008
Net Income	$40,304	$32,170	$79,903	$59,138

Gross adjustments to EBITDA	2,717	2,191	4,628	4,644
Purchase accounting backlog amortization	980	418	1,632	1,372
Tax adjustment	(1,332)	(872)	(2,229)	(2,112)

Adjusted Net Income	$42,669	$33,907	$83,934	$63,042

Basic Earnings per Share	$0.84	$0.68	$1.65	$1.25
Diluted Earnings per Share	$0.80	$0.64	$1.59	$1.18

Adjusted Basic Earnings per Share	$0.88	$0.71	$1.73	$1.33
Adjusted Diluted Earnings per Share	$0.85	$0.68	$1.67	$1.26

Weighted-Average Shares Outstanding:
Basic	48,261	47,605	48,429	47,415
Diluted	50,217	50,037	50,373	49,952

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE TWENTY-SIX WEEK PERIODS ENDED

MARCH 28, 2009 AND MARCH 29, 2008

(Amounts in thousands)

(Unaudited)

	Twenty-Six Week Periods Ended
	March 28, 2009	March 29, 2008
Net Cash Provided by Operating Activities	$79,515	$78,173
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	18,459	(10,096)
Interest expense - net (1)	41,996	47,050
Income tax provision - current	42,041	29,087
Non-cash equity compensation (2)	(2,509)	(2,219)
Excess tax benefit from exercise of stock options	1,761	10,184

EBITDA	181,263	152,179
Adjustments:
Acquisition-related costs (3)	1,839	1,352
Non-cash compensation and deferred compensation costs (4)	2,789	3,292

EBITDA As Defined	$185,891	$156,823

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium.
(2)	Represents the compensation expense recognized by TransDigm Group under its stock plans.
(3)

Represents costs incurred to integrate acquired businesses into TransDigm Group’s operations and purchase accounting adjustments to inventory that were charged to cost of sales when the inventory was sold.

(4)	Represents the compensation expense recognized by TransDigm Group under its stock plans and its deferred compensation plans.

TRANSDIGM GROUP INCORPORATED

SELECTED BALANCE SHEET DATA

(Amounts in thousands)

(Unaudited)

	March 28, 2009	September 30, 2008
Cash and cash equivalents	$154,610	$159,062
Trade accounts receivable - net	99,931	96,196
Inventories	157,517	144,114

Accounts payable	28,228	25,140
Accrued liabilities	53,193	63,362

Long-term debt	1,356,996	1,357,230